                              GLOBAL CUSTODY RIDER

                                       TO

                                CUSTODY AGREEMENT

         This Global Custody Rider ("Rider") is entered into by and between The Chase Manhattan Bank ("Custodian") and State Farm Mutual Fund Trust on behalf of its separate investment portfolios listed in Schedule A ("Company") to provide Global Custody Services subject to the terms of the Custody Agreement dated as of November 22, 2000, and the terms herein. If there is any conflict between the terms in the Custody Agreement and the terms in this Rider with regard to the provision by Custodian of Global Custody Services to Company, the terms of this Rider shall govern. The terms of this Rider shall be effective as of the date Custodian commences to provide Global Custody Services to Company.

         Capitalized terms used herein and not defined herein shall have the meanings as set forth in the Custody Agreement.

1.       Maintenance of Financial Assets and Cash Outside the United States.

         Global Custody Services shall be provided for those Financial Assets that are to be held outside the United States and unless Company's Instructions specifically require another location acceptable to Custodian:

         (a) Financial Assets shall be held in the country or other jurisdiction in which the principal trading market for such Financial Assets are located, where such Financial Assets are to be presented for payment or where such Financial Assets are acquired; and

         (b) cash will be held in the name of the Company at Custodian's London Branch office ("London Branch") in either interest or non-interest bearing cash accounts as the Company may instruct and as may be available for the particular currency. Notwithstanding the preceding sentence, cash held in respect of those markets where Company is required to have a cash account in its own name held directly with the relevant Subcustodian shall be held in that manner and shall not be part of any cash account with Custodian. Any cash so deposited with London Branch shall be payable exclusively by London Branch in the applicable currency, subject to compliance with any applicable laws, regulations, governmental decrees or similar orders including, without limitation, any restrictions on transactions in the applicable currency imposed by the country of the applicable currency.

         If Company wishes to have any of the Financial Assets held in the custody of a Securities Intermediary other than the established Subcustodians as defined in Section 2 hereof, such arrangement must be authorized by a written agreement, signed by Custodian and Company.

2.       Subcustodians and Depositories.

         Custodian may act under this Rider through the subcustodians listed in Schedule B hereto with which Chase has entered into subcustodial agreements ("Subcustodians"). At Company's request, Custodian may, but need not, add to Schedule B an Eligible Foreign Custodian (hereinafter defined) where Custodian has not acted as Foreign Country Manager (hereinafter defined) with respect thereof. Custodian shall notify Company in writing in the event that Custodian agrees to add any such entity. Company authorizes Custodian to hold Financial Assets recorded to the Custody Account in accounts which Custodian has established with one or more of its branches or Subcustodians. Custodian and Subcustodians are authorized to hold any of the Financial Assets in their accounts with any securities depository in which Custodian or Subcustodians participate, provided in the case such securities depository is an Eligible Securities Depository (as hereinafter defined).

         Custodian may add new, replace or remove Subcustodians. Company shall be given reasonable notice by Custodian of any amendment to Schedule B. Upon Company's request, Custodian shall identify the name, address and principal place of business of any Subcustodian of Company's Financial Assets and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

         The term "Subcustodian" as used herein shall mean the following:

         (i) a "U.S. Bank," which shall mean a U.S. bank as defined in Securities and Exchange Commission ("SEC") rule 17f-5(a)(7) under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         (ii) an "Eligible Foreign Custodian," which, as defined in rule 17f-5(a)(1) and (5), shall mean a (i) banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as such by that country's government or an agency thereof, and (ii) majority-owned direct or indirect subsidiary of a U.S. Bank or bank holding company which subsidiary is incorporated or organized under the laws of a country other than the United States. In addition, an Eligible Foreign Custodian shall also mean any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC.

         The term "securities depository" as used in this Rider and referring to a securities depository located outside the U.S., means an "Eligible Securities Depository" which, in turn, shall have the same meaning as in rule 17f-7(b)(1)(i)-(vi) as the same may be amended from time to time, or that has otherwise been made exempt by an SEC exemptive order, rule other appropriate SEC action, except that prior to the compliance date with rule 17f-7 for a particular securities depository, the term "securities depository" shall be as defined in (a)(1)(ii)-(iii) of the 1997 amendments to rule 17f-5; and

         For purposes of the provisions of this Rider imposing liability on Custodian, the term Subcustodian shall not include any Eligible Foreign Custodian as to which Custodian has not acted as Foreign Custody Manager. For purposes of clarity, it is understood and agreed that the term Subcustodian shall not include any "securities depository."

3.       Use of Subcustodian.

         (a) Custodian shall identify the Financial Assets on its books as belonging to Company.

         (b) A Subcustodian shall hold Company's Financial Assets together with Financial Assets belonging to other of Custodian's customers in accounts identified on such Subcustodian's books as for the exclusive benefit of Custodian's customers.

         (c) Except as may otherwise be required by local law or regulation, any Financial Assets in the accounts held by a Subcustodian shall be subject only to the instruction of Custodian; and (ii) held in a securities depository for the account of a Subcustodian shall be subject only to the directions of such Subcustodian.

         (d) Any agreement Custodian enters into with a Subcustodian for holding its customers' assets shall provide that such assets shall not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian except for safe custody or administration, and that the beneficial ownership of such assets shall be freely transferable without the payment of money or value other than for safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of the Subcustodian arising under bankruptcy, insolvency or similar laws. Where Financial Assets are deposited by a Subcustodian with a securities depository, Custodian shall cause the Subcustodian to identify on its books as belonging to Custodian, as agent, the Financial Assets shown on the Subcustodian's account on the books of such securities depository. The foregoing shall not apply to the extent of any special agreement or arrangement made by Company with any particular Subcustodian.

4.       Global Financial Assets Account Transactions.

         (a) Financial Assets shall be transferred, exchanged or delivered by Custodian or Subcustodian upon receipt by Custodian of instructions from Company which include all information required by Custodian. Settlement and payment for Financial Assets received for, and delivery of Financial Assets out of, the Custody Account may be made in accordance with the customary or established Securities trading or Securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivery of Securities to a purchaser, dealer or their agents against a receipt with the expectation of receiving later payment and free delivery. The risk of loss shall be Company's whenever Custodian delivers Financial Assets or payment in accordance with applicable market practice in advance of receipt or settlement of the expected consideration. In the case of the failure of Company's counterparty to deliver the expected consideration as agreed, Custodian shall contact the counterparty to seek settlement, but Custodian shall not be obligated to institute legal proceedings, file proof of claim in any insolvency proceeding, or take any similar action. If the expected consideration remains unpaid after the Custodian contacts the counterparty, the Custodian shall notify the Company regarding the non-payment. Delivery of Financial Assets out of the Custody Account may be made in any manner specifically required by Company's instructions acceptable to Custodian.

         (b) All collections of funds or other property paid or distributed in respect of Financial Assets in the Custody Account shall be made at Company's risk. Custodian shall have no liability for any loss occasioned by delay in the actual receipt of notice by Custodian or by Subcustodians of any payment, redemption or other transaction regarding Financial Assets in the Custody Account in respect of which Custodian has agreed to take any action under the Agreement.

         (c) Custodian need not act upon Instructions which it reasonably believes to be contrary to law, regulation or market practice but shall be under no duty to investigate whether any Instructions comply with applicable law or market practice.

5.       Corporate Actions; Proxies; Tax Reclaims.

         (a)      Corporate Actions.
                  -----------------

         (i) Whenever Custodian receives information concerning the Financial Assets which requires discretionary action by the beneficial owner of the Financial Assets (other than a proxy), such as subscription rights, bonus issues, stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to Securities holders ("Corporate Actions"), Custodian shall give Company notice of such Corporate Actions to the extent that its central corporate actions department has actual knowledge of a Corporate Action in time to notify its customers. Custodian shall notify Company of any Corporate Action regarding Financial Assets held for the Company, that Custodian shall have received after its intended expiration.

         (ii) Custodian shall follow Corporate Actions and promptly advise Company of those Corporate Actions of which Custodian's central corporate actions department receives notice from the issuer or from the Securities Depository in which such Financial Assets are maintained or notice published in publications and reported in reporting services routinely used by Custodian for this purpose.

         (iii) If an Authorized Person fails to provide Custodian with timely Instructions with respect to any Corporate Action, neither Custodian nor its Subcustodians or their respective nominees shall take any action in relation to that Corporate Action, except as otherwise agreed in writing by Custodian and Company or as may be set forth by Custodian as a default action in the advice it provides with respect to that Corporate Action.

         (iv) When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate Action is received which bears an expiration date, Custodian shall endeavor to obtain instructions from Company or an Authorized Officer, but if instructions are not received in time for Custodian to take timely action, or actual notice of such Corporate Action was received too late to seek instructions, Custodian is authorized to sell such rights entitlement or fractional interest and to credit the Cash Account with the proceeds or take any other action Custodian deems, in good faith, to be appropriate.

         (b)      Proxy Voting. Custodian shall provide proxy voting services,
                  ------------
if elected by Company , in accordance with the terms of the Proxy Voting Services Rider hereto. Proxy voting services may be provided by Custodian or, in whole or in part, by one or more third parties appointed by Custodian (which may be its Affiliates); provided that Custodian shall be liable for the performance of any such third party to the same extent as Custodian would have been if it performed such services itself.

         (c)      Tax Reclaims.
                  ------------

         (i) Subject to the provisions hereof, Custodian shall apply for a reduction of withholding tax and any refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on Financial Assets for Company's benefit which Custodian believes may be available to Company.

         (ii) The provision of tax reclaim services by Custodian is conditional upon it receiving from Company or, to the extent the Financial Assets are beneficially owned by others, from each beneficial owner, A) a declaration of the beneficial owner's identity and place of residence and (B) certain other documentation (pro forma copies of which are available from
                             --- -----
Custodian). Company acknowledges that, if Custodian does not receive such declarations, documentation and information Custodian will be unable to provide tax reclaim services.

         (iii) Custodian and its agents shall not be liable to Company or any third party for any taxes, fines or penalties payable by Custodian or its agents or by Company, and shall be indemnified accordingly, whether these result from the inaccurate completion of documents by Company or any third party, or as a result of the provision to Custodian or any third party of inaccurate or misleading information or the withholding of material information by Company or any other third party, or as a result of any delay of any revenue authority or any other matter beyond Custodian's or its agents' control.

         (iv) Custodian shall perform tax reclaim services only with respect to taxation levied by the revenue authorities of the countries notified to Company from time to time and Custodian may, by notification in writing, supplement or amend the markets in which the tax reclaim services are offered. Other than as expressly provided in this sub-clause, Custodian shall have no responsibility with regard to Company's tax position or status in any jurisdiction.

         (v) Company confirms that Custodian is authorized to disclose any information requested by any revenue authority or any governmental body in relation to Company or the Financial Assets and/or cash held for Company.

         (vi) Tax reclaim services may be provided by Custodian or, in whole or in part, by one or more third parties appointed by Custodian (which may be Affiliates); provided that Custodian shall be liable for the performance of any such third party to the same extent as Custodian would have been if it performed such services.

         (d)      Tax Obligations and Indemnification.
                  -----------------------------------

         (i) Company confirms that Custodian is authorized to deduct from any cash received or credited to the Cash Account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of the Custody Account.

         (ii) Company shall provide to Custodian such documentation and information as Custodian may reasonably require in connection with taxation, and warrant that, when given, this information shall be true and correct in every respect, not misleading in any way, and contain all material information. Company undertakes to notify Custodian immediately if any such information requires updating or amendment.

         (iii) Company shall be responsible for the payment of all taxes relating to the Financial Assets in the Custody Account, and Company agrees to pay, indemnify and hold Custodian and its agents harmless from and against any and all liabilities, penalties, interest or additions to tax with respect to or resulting from, any delay in, or failure by, Custodian or its agents (1) to pay, withhold or report any U.S. federal, state or local taxes or foreign taxes imposed on, or (2) to report interest, dividend or other income paid or credited to the Cash Account, whether such failure or delay by Custodian or its agents to pay, withhold or report tax or income is the result of (x) Company's failure to comply with the terms of this paragraph, or (y) Custodian or its agents own acts or omissions; provided however, Company shall not be liable to Custodian and its agents for, and Custodian shall be liable for, any penalty or additions to tax due as a result of the failure of Custodian or its agents to pay or withhold tax or to report interest, dividend or other income paid or credited to the Cash Account solely as a result of negligent acts or omissions of Custodian or its agents.

6.       Nominees.

         Financial Assets which are ordinarily held in registered form may be registered in a nominee name of Custodian, Subcustodians or securities depositories, as the case may be. Custodian may without notice to Company cause any such Financial Assets to cease to be registered in the name of any such nominee and to be registered in Company's name. Company agrees to hold Custodian, Subcustodians, securities depositories and its and their respective nominees harmless from any liability arising directly or indirectly from its or their status as a mere record holder of Financial Assets in the Custody Account.

7.       Standard of Care.

         Custodian shall have no responsibility for any act or omission by (or the insolvency of) any Securities Depository. In the event Company incurs a loss due to the negligence, willful misconduct, or insolvency of a Securities Depository, Custodian shall make reasonable endeavors, in its discretion, to seek recovery from the Securities Depository.

         Custodian's responsibilities shall be limited to use of reasonable care with respect to its obligations hereunder. Custodian shall only be liable to Company for any loss which shall occur as the result of the failure of a Subcustodian to exercise reasonable care with respect to the safekeeping of Financial Assets where such loss results directly from the failure of a Subcustodian to use reasonable care in the provision of custodial services by it in accordance with the standards prevailing in its local market or from the willful default of such Subcustodian in the provision of custodial services by it. Any liability of the Custodian hereunder shall be limited to the extent set forth in section 7.16 of the Custody Agreement. Custodian shall not be responsible for the insolvency of any Subcustodian which is not a branch or its Affiliate. "Affiliate" means an entity controlling, controlled by, or under common control with, Custodian.

         Custodian shall be entitled to rely, and may act, upon the advice of counsel and other professional advisors (which may be professional advisors of the Company) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

         Without limiting anything else contained in this section, Custodian shall not be liable for any loss which results from: 1) the general risk of investing, or 2) investing or holding Financial Assets in a particular country including, but not limited to, nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency restrictions, devaluations or fluctuations; and market conditions which prevent the orderly execution of securities transactions or affect the value of Financial Assets.

         Custodian shall have no duty or responsibility to: (i) question Instructions or make any suggestions to Company or an Authorized Person regarding such Instructions; (ii) supervise or make recommendations with respect to investments or the retention of Financial Assets; (iii) advise Company or an Authorized Person regarding any default in the payment of principal or income of any Security; (iv) evaluate or report to Company or an Authorized Person regarding the financial condition of any broker, agent or other party to which Custodian is instructed to deliver Financial Assets or cash; or (v) review or reconcile trade confirmations received from brokers (and Company or its Authorized Persons issuing Instructions shall bear any responsibility to review such confirmations against Instructions issued to and statements issued by Custodian).

8.       Fees and Expenses.

         Company agrees to pay Custodian for Global Custody Services hereunder the fees set forth in Schedule C hereto or such other amounts as may be agreed upon in writing, together with its reasonable out-of-pocket or incidental expenses, including, but not limited to, legal fees.

9.       Miscellaneous.

         (a)      Foreign Exchange Transactions.  To facilitate the
                  -----------------------------
administration of Company's trading and investment activity, when instructed by specific or standing instruction, Custodian is authorized to enter into spot or forward foreign exchange contracts for Company's account with itself (or any of its Affiliates). Custodian may establish rules or limitations concerning any foreign exchange facility made available. In all cases where Custodian or its Affiliates have entered into a separate master foreign exchange contract with Company that covers a foreign exchange transaction for the Custody Account, the terms and conditions of that foreign exchange contract and, to the extent not inconsistent, the Agreement shall apply to such transaction.

         (b)      Certification of Residency, etc. Company certifies that it is
                  -------------------------------
a resident of the United States and agrees to notify Custodian of any changes in residency. Custodian may rely upon this certification or the certification of such other facts as may be required to administer Custodian's obligations under this Rider and the Agreement. Company shall indemnify Custodian and its agents against all losses, liability, damages, claims or demands arising directly or indirectly from any such certifications.

         (c)      Access to Records. Custodian shall allow Company's independent
                  -----------------
public accountant reasonable access to records relating to the Custody Account as is required in connection with their examination of books and records pertaining to Company's affairs. Subject to restrictions under applicable law, Custodian shall also obtain an undertaking to permit Company's independent public accountants reasonable access to the records of any Subcustodian which has physical possession of any Financial Assets as may be required in connection with the examination of Company's books and records.

         (d)      Company's Representation. Company represents that the
                  ------------------------
Financial Assets being placed in Custodian's custody are subject to the 1940 Act as the same may be amended from time to time.

         (e)      Information Concerning Deposits at London Branch. London
                  ------------------------------------------------
Branch is a member of the United Kingdom Deposit Protection Scheme (the "Scheme") established under Banking Act 1987 (as amended). The Scheme provides that in the event of Custodian's insolvency payments may be made to certain customers of London Branch. Payments under the Scheme are limited to 90% of a depositor's total cash deposits subject to a maximum payment to any one depositor of (pound)18,000 (or 20,000 euros if greater). Most deposits denominated in sterling and other European Economic Area Currencies and euros made with Custodian within the United Kingdom are covered. Further, details of the Scheme are available on request.

10.      Compliance with SEC rule 17f-5 ("rule 17f-5").
         ---------------------------------------------

         (a) Company's board of directors (or equivalent body) (hereinafter "Board") hereby delegates to Custodian, and Custodian hereby accepts the delegation to it of, the obligation to perform as Company's "Foreign Custody Manager" (as that term is defined in rule 17f-5(a)(3)), including for the purposes of: (i) selecting Eligible Foreign Custodians to hold Company's foreign Financial Assets and cash (collectively "Foreign Assets"), (ii) evaluating the contractual arrangements with such Eligible Foreign Custodians (as set forth in rule 17f-5(c)(2)), and (iii) monitoring such foreign custody arrangements (as set forth in rule 17f-5(c)(3)).

         (b)      In connection with the foregoing, Custodian shall:

         (i) provide written reports notifying Company's Board of the placement of Foreign Assets with particular Eligible Foreign Custodians and of any material change in the arrangements with such Eligible Foreign Custodians, with such reports to be provided to Company's Board at such times as the Board deems reasonable and appropriate based on the circumstances of Company's foreign custody arrangements but until further notice from Company requesting a different schedule, such reports shall be provided not less than quarterly in summary form, with a more detailed report annually.

         (ii) exercise such reasonable care, prudence and diligence in performing as Company's Foreign Custody Manager such as a person having responsibility for the safekeeping of Foreign Assets would exercise;

         (iii) in selecting an Eligible Foreign Custodian, first have determined that Foreign Assets placed and maintained in the safekeeping of such Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such Assets, including, without limitation, those factors set forth in rule 17f-5(c)(1)(i)-(iv);

         (iv) determine that the written contract with the Eligible Foreign Custodian requires that the Eligible Foreign Custodian will provide reasonable care for Foreign Assets based on the standards applicable to custodians in the relevant market as provided in rule 17f-5(c)(2); and

         (v) have established a system to monitor the continued appropriateness of maintaining Foreign Assets with particular Eligible Foreign Custodians and performance of the governing contractual arrangements; it being understood, however, that in the event that Custodian shall have determined that the existing Eligible Foreign Custodian in a given country no longer would afford Foreign Assets reasonable care and that no other Eligible Foreign Custodian in that country would afford reasonable care, Custodian shall promptly so advise Company and shall then act in accordance with the Instructions of Company with respect to the disposition of the affected Foreign Assets.

         Subject to (b)(i)-(v) above, Custodian is hereby authorized to place and maintain Foreign Assets on behalf of Company with Eligible Foreign Custodians pursuant to a written contract deemed appropriate by Custodian.

         (c) Except as expressly provided herein and in Section 11 hereof, Company shall be solely responsible to assure that the maintenance of Foreign Assets hereunder complies with the rules, regulations, interpretations and exemptive orders promulgated by or under the authority of the SEC.

         (d) Custodian represents to Company that it is a U.S. Bank as defined in rule 17f-5(a)(7). Company represents to Custodian that: (1) the Assets being placed and maintained in Custodian's custody are subject to the 1940 Act, as amended as the same may be amended from time to time; (2) its Board (or other governing body) has determined that it is reasonable to rely on Custodian to perform as Company's Foreign Custody Manager; and (3) its Board (or other governing body) or its investment adviser shall have determined that Company may maintain Foreign Assets in each country in which Company's Foreign Assets shall be held hereunder and determined to accept the risks arising therefrom (including, but not limited to, a country's financial infrastructure, prevailing custody and settlement practices, laws applicable to the safekeeping and recovery of Foreign Assets held in custody, and the likelihood of nationalization, currency controls and the like) (collectively ("Country Risk")). Nothing contained herein shall require Custodian to make any selection on behalf of Company that would entail consideration of Country Risk and, except as may be provided in (e) below, to engage in any monitoring of Country Risk.

         (e) Custodian shall provide to Company such information relating to Country Risk as is specified in Appendix 1-A hereto. Company hereby acknowledges that: (i) such information is solely designed to inform Company of market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (ii) Custodian has gathered the information from sources it reasonably considers reliable, but that Custodian shall have no responsibility for inaccuracies or incomplete information.

11.      Compliance with SEC rule 17f-7 ("rule 17f-7").
         ---------------------------------------------

         (a) Custodian shall, for consideration by Company, provide an analysis in accordance with rule 17f-7(a)(1)(i)(A) of the custody risks associated with maintaining the Company's Foreign Assets with each Eligible Securities Depository used by Custodian as of the date hereof (or, in the case of an Eligible Securities Depository not used by Custodian as of the date hereof, prior to the initial placement of Company's Foreign Assets at such Depository) and at which any Foreign Assets of Company are held or are expected to be held. The foregoing analysis will be provided to Company at Custodian's Website. In connection with the foregoing, Company shall notify Custodian of any Eligible Securities Depositories at which it does not choose to have its Foreign Assets held. Custodian shall monitor the custody risks associated with maintaining the Company's Foreign Assets at each such Eligible Securities Depository on a continuing basis and shall promptly notify Company or its adviser of any material changes in such risks.

         (b) Custodian shall exercise reasonable care, prudence and diligence in performing the requirements set forth in Section 11(a) above.

         (c) Based on the information available to it in the exercise of diligence, Custodian shall determine the eligibility under rule 17f-7 of each depository before including it on Appendix 1-B hereto and shall promptly advise Company if any Eligible Securities Depository ceases to be eligible. (Eligible Securities Depositories used by Custodian as of the date hereof are set forth in Appendix 1-B hereto, and as the same may be amended on notice to Company from time to time.)

                                        STATE FARM MUTUAL FUND TRUST


                                        By:    /s/ David M. Moore
                                        Name:    David M. Moore
                                        Title:   Assistant Secretary
                                        Date:    6-27-2001

Accepted and agreed to:

THE CHASE MANHATTAN BANK

By: /s/ Craig Werder

Title: Vice President

                                   Schedule A

                Investment Portfolios Included in this Agreement


State Farm Equity Fund
State Farm Small Cap Equity Fund

Appendix 1-A

                       Information Regarding Country Risk
                       ----------------------------------

         1. To aid Company in its determinations regarding Country Risk, Custodian shall furnish annually and upon the initial placing of Foreign Assets into a country the following information (check items applicable):

         A        Opinions of local counsel concerning:

 X       i.       Whether applicable foreign law would restrict the access
---               afforded Company's independent public accountants to books and records kept by an Eligible Foreign Custodian located in that country.

 X       ii.      Whether applicable foreign law would restrict the Company's
---               ability to recover its assets in the event of the bankruptcy of an Eligible Foreign Custodian located in that country.

 X       iii.     Whether applicable foreign law would restrict the
---               Company's ability to recover assets that are lost while under the control of an Eligible Foreign Custodian located in the country.

         B.       Written information concerning:

 X       i.       The likelihood of expropriation, nationalization, freezes, or
---               confiscation of Company's assets.

 X       ii.      Whether difficulties in converting Company's cash and cash
---               equivalents to U.S. dollars are reasonably foreseeable.

         C.       A market report with respect to the following topics:

         (i) securities regulatory environment, (ii) foreign ownership restrictions, (iii) foreign exchange, (iv) securities settlement and registration, (v) taxation, (vi) market settlement risk, (vii) Eligible Securities Depositories (including Depository evaluation), if any.

         2.  Custodian shall furnish the following additional information:

             Market flashes, including with respect to changes in the information in market reports.

                                  Appendix 1-B

                        ELIGIBLE SECURITIES DEPOSITORIES

                           GLOBAL PROXY SERVICE RIDER


1. Company hereby requests The Chase Manhattan Bank ("Chase") to provide to Company Global Proxy Services (the "Services") for the countries listed in the procedures and guidelines ("Procedures") furnished to Company, as the same may be amended by Chase from time to time on prior notice to Company. The Procedures are incorporated by reference herein and form a part of this Rider. This Global Proxy Service Rider supplements the terms of the Global Custody Rider to the Custody Agreement between Chase and Company. All terms herein unless defined herein shall have the meanings set forth in the Global Custody Rider or the Custody Agreement. This Rider shall be effective on the date Chase commences to provide Global Proxy Service to Company.

2. The Services shall consist of those elements as set forth in the Procedures, and shall include (a) notifications ("Notifications") by Chase to Company of the dates of pending shareholder meetings, resolutions to be voted upon and the return dates as may be received by Chase or provided to Chase by the Subcustodians (as defined in the Global Custody Rider) or third parties, and (b) voting by Chase of proxies based on our instructions. Original proxy materials or copies thereof shall not be provided. Notifications shall generally be in English and, where necessary, shall be summarized and translated from such non-English materials as have been made available to Chase or the Subcustodian. In this respect Chase's only obligation is to provide information from sources Chase believes to be reliable and/or to provide materials summarized and/or translated in good faith. Chase shall have the right, in its discretion, to provide Notifications, or parts thereof, in the language received. Upon reasonable advance request by Company, backup information relative to Notifications, such as annual reports, explanatory material concerning resolutions, management recommendations or other material relevant to the exercise of proxy voting rights shall be provided as available, but without translation.

3. While Chase shall attempt to provide accurate and complete Notifications, whether or not translated, Company acknowledges and agrees Chase shall not be liable for any losses or other consequences that may result from reliance by Company upon Notifications where Chase prepared the same in good faith.

4. Notwithstanding the fact that Chase may be acting in a fiduciary capacity with respect to Company under other agreements or otherwise under the Custody Agreement, in performing Services Chase shall be acting solely as Company's agent, and shall not exercise any discretion with regard to such Services.

5. Proxy voting may be precluded or restricted in a variety of circumstances, including, without limitation, where the relevant securities are: (i) on loan; (ii) at the registrar for registration or reregistration; (iii) the subject of a conversion or other corporate action; (iv) not held in a name subject to the control of Chase or the Subcustodian or are otherwise held in a manner which precludes voting;
         (v) not capable of being voted on account of local market regulations or practices or restrictions by the issuer; or (vi) held in a margin or collateral account.

6. Company acknowledges that in certain countries Chase may be unable to vote individual proxies but shall only be able to vote proxies on a net basis (e.g., a net yes or no vote given the voting instructions
                ---
         received from all its customers).


7. Company shall not make any use of the information provided hereunder, except in connection with the funds or plans covered by this Rider, and shall in no event sell, license, give or otherwise make the information provided hereunder available, to any third party, and Company shall not directly or indirectly compete with Chase or diminish the market for the Services by provision of such information, in whole or in part, for compensation or otherwise, to any third party.


                                                    STATE FARM MUTUAL FUND TRUST


                                                    By:   /s/ David M. Moore
                                                    Name:    David M. Moore
                                                    Title:   Assistant Secretary
                                                    Date:    6-27-2001